As filed with the Securities and Exchange Commission on March 28, 2007

Registration No. 333-120264

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-120264
Under The Securities Act of 1933
____________________

DSL.net, Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1510312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

50 Barnes Park North, Suite 104, Wallingford, CT 06492
Telephone: (203) 284-6100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Marc R. Esterman
DSL.net, Inc.
50 Barnes Park North, Suite 104, Wallingford, CT 06492
Telephone: (203) 284-6100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
_______________

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to Registration Statement No. 333-120264 on Form S-3 (the “Registration Statement”) of DSL.net, Inc. (the “Company”), registering 18,459,864 shares of common stock, par value $0.0001 per share of the Company, which was filed with the Securities and Exchange Commission on November 5, 2004.

In accordance with the contractual obligation pursuant to which the Registration Statement was filed, the offering pursuant to the Registration Statement has been terminated.  In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, DSL.net, Inc. has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on March 28, 2007.

DSL.NET, INC.

By:	/s/ Marc R. Esterman
Name:	Marc R. Esterman
Title:	S.V.P. – Corp. Affairs, General Counsel & Secretary
(Duly authorized officer)

2